EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated May 1, 2008, with respect to the audited consolidated financial statements of Pangea Petroelum Corp for the years ended December 31, 2007 and 2006.

/s/ Malone & Bailey, PC

Houston, Texas
May 9, 2008